UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 25, 2017
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 8.01 Other Events.

No. 1

On May 17, 2017, the Board of Directors of Silver Dragon Resources Inc. (the “Company”) approved the 2017 Stock Incentive and Equity Compensation Plan (the “Plan”), The Plan authorizes our Board of Directors or a special committee of our Board of Directors to issue equity awards to our officers, directors, employees and consultants. Under the Plan, the Company may issue up to 75 million shares of its common stock.

For a complete description of the Plan, you are urged to read the Plan in its entirety which is included in this Report and marked Exhibit 10.1

No. 2

On May 19, 2017, the Company signed an engagement letter with Shaanxi Zhonghe Tongsheng Mining Right Appraisal Co., Ltd to re-evaluate the KPMG technical report provided by Golder and Associates to insure compliance with the People’s Republic of China (“PRC”) mining rights assessment qualifications as per the Memorandum of Understanding Relating to the Equity Transfer of Sanhe Sino-Top Resources & Technologies, Ltd. (the “MOU”). Pursuant to the MOU the Company has agreed to sell its 20% equity interest in Sanhe Sino-Top Resources & Technologies, Ltd (the “Target Company”) to Beijing Shengda Industrial Group Ltd. (the “Purchaser”). The purchase price for our equity interest in the Target Company will be based on the valuation of the Dadi mining rights (excluding any liabilities) issued by two independent appraisers. Each party has selected one of the big four international accounting firms as the independent appraiser of the Dadi mining rights. The Company retained KPMG and the Purchaser retained PriceWaterhouse Coopers. Each party has agreed to bear their own costs in connection with the engagement.

The purchase price for the Company’s equity interest in the Dadi mining rights shall be the average valuation of the two independent appraisals multiplied by 20%.

The appraisal will be undertaken in cooperation with mining rights assessment organizations qualified for prospecting and mining rights assessment in accordance with PRC laws with respect to the assets evaluation and the guidance of evaluating the mining rights. The appraisals are to be completed by June 5, 2017 unless extended by the mutual consent of the parties.

The Valuation Date of the Dadi mining rights is March 1, 2017.

The parties are obligated to execute an Equity Transfer Agreement (as defined in the MOU) to transfer the Target Equity Interests from the Company to the Purchaser within five working days from the date of exchange of the formal evaluation report at which time the calculated purchase price is to be deposited with an escrow agent.

Transfer of the Target Equity Interests to the Purchaser will be subject to completing the change of business registration according to the Equity Transfer Agreement, the approval of the Chinese foreign exchange administration and such other regulatory approvals as necessary. Once approved, the escrowed funds, representing the purchase price as calculated will be immediately transferred to the Company.

In addition to the foregoing, we have retained Marcum Bernstein and Pinchuk LLP in China to assist us in developing our conclusion on certain identified issues for the 2015 restated consolidated financial statements, and in our review of the quarterly consolidated financial statements for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, the consolidated financial statements for the year ended December 31, 2016, and the quarterly consolidated financial statements for the periods ended March 31, 2017 and June 30, 2017 for Sanhe Sino-Top Resources & Technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: June 8, 2017	/s/ Marc Hazout
By: Marc Hazout, President & CEO